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                                                                    Exhibit 16.1

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549
May 20, 2002


Dear Sir/Madam:

We have read the first three (3) paragraphs of Item 4 included in the Form 8-K dated May 20, 2002, of Casella Waste Systems, Inc., to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.



                                                 Very truly yours,

                                                 /s/ Arthur Andersen LLP
                                                 -------------------------
                                                 Arthur Andersen LLP


cc:  Mr. Richard A. Norris, Senior Vice President and
      Chief Financial Officer